Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE

KH FUNDING COMPANY, a Maryland corporation,
as obligor

Series 3 Senior Secured Investment Debt Securities

$220,000,000.00

and

Series 4 Subordinated Unsecured Investment Debt Securities

$30,000,000.00

WELLS FARGO BANK, National Association, a National Banking Association,
as trustee

Dated as of _________, 2006

Supplementing the Indenture
Dated as of August 2, 2004
as supplemented and amended by a
First Supplemental Indenture
Dated as of July 1, 2005

- -

ii

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

305(a)(1)	7.10
(a)(2)	7.10
(a)(3)	NA
(a)(4)	NA
(a)(5)	NA
(b)	7.8, 7.10
(c)	NA
311(a)	7.11
(b)	7.11
(c)	NA
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	NA
(b)(2)	7.6
(c)	7.6, 11.2
(d)	7.6
314(a)	4.3, 4.4, 11.2
(b)	4.4
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	NA
(d)	NA
(e)	11.5
(f)	NA
315(a)	7.1(b	)
(b)	7.5, 11.2
(c)	7.1(a	)
(d)	7.1(c	)
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	NA
(b)	6.7
(c)	NA
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1

NA means not applicable
* This Cross Reference Table is not part of the Indenture

iii

THIS SECOND SUPPLEMENTAL INDENTURE dated as of August 11, 2006 (the “Second Supplemental Indenture”) between KH Funding Company, a Maryland corporation, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), supplements and amends the Indenture dated as of August 2, 2004 (the “Indenture”), as supplemented and amended by a First Supplemental Indenture dated as of July 1, 2005 (the “First Supplemental Indenture”) (the Indenture, as supplemented and amended by the First Supplemental Indenture, is hereafter referred to as the ( “Original Indenture”).

WITNESSETH THAT:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of the Company’s debt securities to be issued in one or more series;

WHEREAS, Section 2.1 of the Original Indenture provides, among other things, that the Company may issue, from time to time in accordance with the provisions of the Original Indenture, Additional Securities;

WHEREAS, the Company desires to provide for the issuance of Additional Securities and to set forth the terms that will be applicable thereto;

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Additional Securities under the Original Indenture and this Second Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Additional Securities, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms and binding on the Company, have been done and performed, and the Company in the exercise of the legal right and power vested in it, executes this Second Supplemental Indenture and proposes to create, execute, issue and deliver the Additional Securities.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, in order to establish the terms and provisions of, and to authorize the authentication and delivery of, the Additional Securities, the Company and the Trustee agree to supplement the Original Indenture as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Securities issued pursuant to the Company's registration statement on Form SB-2 declared effective by the Securities and Exchange Commission on or about August 11, 2006:

ARTICLE I.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Article I is supplemented by deleting Sections 1.5 and 1.6 and substituting the following in their stead:

Section 1.5. Recitals; Duties of Trustee.

The recitals contained in this Second Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 1.6. Relationship to Original Indenture and Additional Supplemental Indentures.

(a) The Original Indenture and this Second Supplemental Indenture shall be read, taken, and construed as one and the same instrument. However, in the event of a conflict or a difference between the provisions of the Original Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control. The provisions hereof shall remain in effect and shall be deemed a part of the Original Indenture for so long as the Investment Debt Securities remain outstanding. Except as amended and supplemented hereby, the provisions of the Original Indenture shall remain in full force and effect.

(b) Additional indentures supplemental may be executed and delivered in accordance with the provisions of the Original Indenture. Nothing herein contained shall be deemed to relieve the Company from its obligations under any such indentures supplemental for so long as each remains in effect and, except as expressly provided in the Original Indenture, no provision of any such indentures supplemental shall be deemed to relieve the Company from its respective obligations under this Second Supplemental Indenture for so long as it remains in effect.

ARTICLE II.
THE SECURITIES

Article II is supplemented to amend and restate Section 2.1(A) as follows:

Section 2.1(A). Amount; Accounts; Interest; Maturity - Additional Securities.

The aggregate principal amount of Additional Securities that may be authenticated and delivered under this Indenture is $150,000,000 (the “Additional Securities”). The Additional Securities may be subject to notations, legends or endorsements required by law, applicable rules and regulations and agreements to which the Company is subject or usage.

The Company shall issue the Additional Securities as provided in Section 2.12 of the Original Indenture. The record of beneficial ownership of the Additional Securities shall be maintained and updated by the Company through the establishment and maintenance of Accounts. Each Additional Security shall be in such denominations as may be designated from time to time by the Company but in no event in an original denomination less than $5,000. This minimum amount may be increased or decreased from time to time by the Company and the Company, in its sole discretion, may accept a lesser amount from any Holder. The Investment Debt Securities shall be Fixed Term Notes and Demand Notes. The Fixed Term Notes shall have maturity dates of one year, three years and five years. The Demand Notes shall have demand periods of one day or thirty days.

Each Additional Security shall bear interest from and commencing on its Interest Accrual Date at such rate of interest as the Company shall determine from time to time; provided, however, that (i) the Series 3 Senior Secured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 7.00%, 7.35% and 7.6% respectively, (ii) the Series 3 Senior Secured Security One Day Demand Notes and the Thirty Day Demand Notes shall pay interest at a variable annual interest rate with the initial rates being 5.75% and 6.00% respectively, and (iii) the Series 4 Subordinated Unsecured Security One Year Fixed Term Notes, Three Year Fixed Term Notes and Five Year Fixed Term Notes shall pay interest at an annual interest rate fixed at the time of issuance with the initial interest rates being 7.75%, 8.00% and 8.50% respectively. The Company may change the interest rates from time to time by filing a supplement to the Company's prospectus.

Interest on an Investment Debt Security will compound daily and will have interest paid, at the election of the Holder, either (i) monthly, quarterly, semi-annually or annually, or (ii) accrued and credited as principal to the Holder's Account. To the extent any applicable interest payment date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day. All interest payments on the Investment Debt Securities shall be approved prior to payment by the Company's Treasurer.

The Company will give each Holder of a Fixed Term Note (existing as of the applicable Maturity Record Date) a written notice at least seven days prior to the Maturity Date of the Fixed Term Note held by such Holder reminding such Holder of the pending maturity of the Fixed Term Note and noticing the Holder of the Company's intention to repay, or if the Company does not intend to repay the Fixed Term Note, reminding the Holder that they must choose to either (i) redeem the Fixed Term Note, (ii) extend the Fixed Term Note, or (iii) transition the Fixed Term Note into a new Account. If the Company gives notice to a Holder of the Company's intention to repay a Fixed Term Note at maturity, no interest will accrue after the Maturity Date for such Fixed Term Note if payment is timely made. Otherwise, if a Holder requests repayment within seven days after the Maturity Date, the Company will pay interest on the Fixed Term Note during the period after the Fixed Term Note's Maturity Date and prior to redemption at the rate being paid on such Fixed Term Note immediately prior to its maturity.

The terms and provisions contained in the Investment Debt Securities shall constitute, and are hereby expressly made a part of, this Second Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, and the Holders by accepting the Investment Debt Securities, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Second Supplemental Indenture shall control.

ARTICLE XI
MISCELLANEOUS

Article XI is supplemented to add new Section 11.17 as follows:

Section 11.17. Incorporation of Second Supplemental Indenture into Indenture.

This Second Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 2.1 of the Original Indenture, and the terms and conditions hereof shall be deemed to be a part thereof for all purposes upon the effectiveness of this Second Supplemental Indenture. The Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

ATTEST:	KH FUNDING COMPANY

Robert L. Harris President

ATTEST	WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

Robert L. Reynolds Vice President

[SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE]